Exhibit 24.1

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of AGNC Investment Corp., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitute and appoint Peter Federico, Kenneth Pollack and Kasey Reisman and each of them (with full power to each of them to act alone), his/her true and lawful attorneys‑in‑fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Corporation’s Form S-3 Registration Statement, and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, each of the undersigned directors and/or officers have hereunto set his/her hand and seal, as of the date specified.

AGNC INVESTMENT CORP.

Dated: June 10, 2021	/s/ Gary Kain
Gary Kain
Chief Executive Officer, President and Chief Investment Officer

Signature	Title	Date
/s/ Gary D. Kain	Director, Chief Executive Officer, President and Chief Investment Officer (Principal Executive Officer)	June 10, 2021
Gary D. Kain

/s/ Donna J. Blank	Director	June 10, 2021
Donna J. Blank

/s/ Morris A. Davis	Director	June 10, 2021
Morris A. Davis

/s/ John D. Fisk	Director	June 10, 2021
John D. Fisk

/s/ Prue B. Larocca	Director	June 10, 2021
Prue B. Larocca

/s/ Paul E. Mullings	Director	June 10, 2021
Paul E. Mullings

/s/ Frances R. Spark	Director	June 10, 2021
Frances R. Spark